UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2011, Mr. Omar M. Asali was appointed Acting President of the registrant. In connection therewith the registrant issued a press release, a copy of which is attached as Exhibit 99.1.

Mr. Asali has served as a director of the registrant since May, 2011. He is a Managing Director and Head of Global Strategy for Harbinger Capital Partners and is responsible for global portfolio and business strategy. Prior to joining Harbinger Capital Partners in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies (“HFS”) where he helped to manage capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at HFS. Before joining HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services. Mr. Asali began his career as a C.P.A, working for a public accounting firm. Mr. Asali received an M.B.A. from Columbia Business School and a B.S. in Accounting from Virginia Tech.

Mr. Philip Falcone, who was President of the registrant, will continue to serve as the Chairman of the Board and Chief Executive Officer of the registrant.

On June 30, 2011, in connection with a mutual agreement between Harbinger Capital Partners (an affiliate of the registrant’s principal stockholder) and Peter A. Jenson to end their relationship, Mr. Jenson resigned from his position as the Chief Operating Officer and as a director of the registrant.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
99.1	Press release of Harbinger Group Inc. dated July 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2011

HARBINGER GROUP INC.

By: /s/ Francis T. McCarron
Name:  Francis T. McCarron
Title:   Executive Vice President and
            Chief Financial Officer

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